Exhibit 10.32

EXECUTION COPY

AMENDMENT AGREEMENT TO

UNIT REDEMPTION AGREEMENT

a Delaware limited liability company

This Amendment (the “Amendment”), dated December 12, 2008 (the “Amendment Effective Date”), of that certain Unit Redemption Agreement (the “Unit Redemption Agreement”), dated April 28, 2006, is by and between First Wind Holdings, LLC (formerly UPC Wind Partners, LLC and referred to herein as the “Company”) and UPC Wind Partners II, LLC (“UPC Holding”). Capitalized terms used, and not otherwise defined in this Amendment, shall have the meaning assigned to them in the Unit Redemption Agreement, or the LLC Agreement, as applicable.

WHEREAS, on the date hereof, the Company, First Wind Acquisition, LLC, First Wind Acquisition IV, LLC, D. E. Shaw MWP Acquisition Holdings, L.L.C., Madison Dearborn Capital Partners IV, L.P., and HSH Nordbank AG, New York Branch have entered into an Omnibus Agreement regarding the modification of certain financing agreements of the Company (the “Omnibus Agreement”);

WHEREAS, on the date hereof, the Company’s Third Amended and Restated Limited Liability Company Operating Agreement, as amended (the “LLC Agreement”) is being further amended in connection with the transactions contemplated by the Omnibus Agreement; and

WHEREAS, in contemplation of the additional equity contributions which are being made to the Company on the date hereof by members other than UPC Holding and the other transactions and agreements contemplated by the Omnibus Agreement, the Company and UPC Holding wish to amend the Unit Redemption Agreement to change the terms relating to Contingent Payments and to set forth certain other agreements, in each case as provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS TO THE UNIT REDEMPTION AGREEMENT

Section 1.1            Amendment to Section 1.3.

Section 1.3 of the Unit Redemption Agreement is hereby amended and restated in its entirety to read as follows:

“Section 1.3          Redemption Price for Redeemed Units.

(a)           As consideration for the transaction described in Section 1.1, the Company has or shall pay the following consideration to UPC Holdings: (i) $32,972,114 in cash, which UPC Holding acknowledges was previously paid concurrently with the execution and delivery of the Unit Redemption Agreement on April 28, 2006, (ii) on the earlier of (A) February 15, 2009 and (B) Stage 2 Effective Date, as such term is defined in the Omnibus Agreement (the “Restructuring Closing Date”), a cash payment of $1,000,000 in connection with the Steel Winds Project, and (iii) additional consideration

(the “Contingent Payments”), which shall be payable (without duplication) no later than 30 days after the date the commercial operation date certificate (a “COD Certificate”) is executed with respect to any wind power project listed on Schedule 1 or any other wind power project developed by, contributed to or acquired by the Company after the date of the Unit Redemption Agreement (which shall not include the wind power project in Mars Hill, Maine or operated by Kaheawa Wind Power, LLC or the Steel Winds Project) (each a “Development Project”), in amounts equal to (i) $16,666.5 per megawatt of installed capacity at such Development Project as reflected in such COD Certificate, in cash (the “Contingent Cash Payments”); and (ii) $16,666.5 per megawatt of installed capacity at such Development Project as reflected in such COD Certificate, in Series A-1 Units of the Company, at $1.00 per Series A-1 Unit, issued pursuant to the terms and conditions of the LLC Agreement (the “Contingent Stock Payments”), provided, that the aggregate amount of such Contingent Cash Payments shall not exceed (i) $4,500,000, and (ii) the aggregate amount of such Contingent Stock Payments shall not exceed $4,500,000, and provided, further, that the Contingent Cash Payments shall be due and payable only if, and to the extent that, a Release Event occurs. “Release Event” means the occurrence of all of the following: (i) the Stage 2 Effective Date, (ii) the closing of the limited or non-recourse project financing for the Milford Phase I Project, as such term is defined in the Omnibus Agreement, in an aggregate principal amount not less than $325,000,000 or any sale, transfer, hypothecation, pledge or other disposal in respect of the Milford Phase I Project resulting in gross proceeds of $325,000,000 or more, and in either event, and the repayment in full of the corresponding turbine loans under the FWA Note, as such term is defined in the Omnibus Agreement, and FWA IV Note, as such term is defined in the Omnibus Agreement, as applicable; (iii) any sale, transfer, hypothecation, pledge or other disposal in respect of either the Stetson I Project, as such term is defined in the Omnibus Agreement, or the Cohocton Project, as such term is defined in the Omnibus Agreement, or the closing of tax equity and back-leveraged financing for either the Stetson I Project or the Cohocton Project, and in either event, and the repayment in full of the corresponding turbine loans under the FWA Note and FWA III Note, as such term is defined in the Omnibus Agreement, as applicable; and (iv) the closing of one or more equity or debt (junior to HSHN in all respects) financings of the Company resulting in gross proceeds of $100,000,000 or more in the aggregate from Third Parties, excluding the contributions being made by the Sponsors described in the Omnibus Agreement; provided, for clauses (ii) — (iv) above, that all net proceeds of such sale, project financing, or equity or junior debt financing are (x) received by the Company and (y) deposited into accounts of the Company subject to lien granted by the Security Agreements, as such term is defined in the Omnibus Agreement. “Third Parties” means any person other than the Sponsors or their respective affiliates; and provided further, for purposes of this Agreement and without limitation of the foregoing, a Release Event also will be deemed to have occurred if and when (A) all obligations outstanding under the FWA Note, the FWA IV Note, and the Holdings Loan Agreement, as defined in the Omnibus Agreement, are paid in full or waived or (B) D. E. Shaw MWP Acquisition Holdings, L.L.C. and Madison Dearborn Capital Partners IV, L.P. have transferred to a Third Party such number of Units such that, in the aggregate, they cease to own at least 50% of the number of Units owned by them as of the Amendment Effective Date.

(b)           Contingent Cash Payments to which UPC Holding may become entitled after the occurrence of a Release Event will be made, without interest, five Business Days after the occurrence of such Release Event.

(c)           The Contingent Cash Payments payable hereunder shall be payable by the Company to UPC Holding, at the election of UPC Holding, by check or by wire transfer to an account designated by UPC Holding.”

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF UPC HOLDING

UPC Holding represents and warrants as of the Amendment Effective Date to the Company as follows:

Section 2.1            Organization, Power and Authority. UPC Holding is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite limited liability company power and authority to execute and deliver this Amendment and to perform its obligations hereunder, and the execution, delivery and performance by UPC Holding of this Amendment have been duly authorized by all necessary action.

Section 2.2            Authorization. UPC Holding has all requisite limited liability company power and authority to execute and deliver this Amendment and to carry out the provisions of this Amendment. All limited liability company action on the part of UPC Holding and its officers, managers and members necessary for the authorization, execution and delivery of this Amendment, and the performance of all obligations of UPC Holding hereunder, has been taken. This Amendment has been duly and validly executed and delivered and constitutes, assuming this Amendment has been duly authorized, executed and delivered by the other party hereto, valid and legally binding obligations of UPC Holding, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 2.3            No Conflicts. The execution, delivery and performance by UPC Holding of this Amendment and the transactions contemplated hereby will not (a) conflict with or result in, with or without the passage of time or giving of notice or both, any breach, default or loss of rights under, or acceleration of, or give rise to any right of termination, rescission, acceleration or modification under, any mortgage, indenture, contract, lease, agreement, charter document (including the Limited Liability Company Agreement of UPC Holding), instrument, judgment, decree, order, writ, statute, rule or regulation, license or permit or (b) result in the creation of any Liens upon any of the properties or assets of UPC Holding.

Section 2.4            Litigation. There is no action, suit, claim, proceeding, investigation or other legal, administrative or arbitrational proceeding pending or, to the knowledge of UPC Holding, threatened against UPC Holding or its affiliates, or against any officer, manager or director of UPC Holding or its affiliates nor, to the knowledge of UPC Holding, has there occurred any event nor does there exist any condition on the basis of which any material litigation, proceeding or investigation might properly be instituted, in each case related to the transactions contemplated hereby. Neither UPC Holding nor any of its affiliates is a party or subject to any order, writ, injunction, judgment or decree of any court or government agency or instrumentality relating to the transactions contemplated hereby.

Section 2.5            Acknowledgement. UPC Holding acknowledges that it has made its own analysis of the fairness of the transactions contemplated hereby and has not relied on any advice or recommendation by the Company or its members, managers, officers or affiliates with respect to its decision to enter into this Amendment and to consummate the transactions contemplated hereby. UPC Holding has had sufficient opportunity to investigate and review the business, management and financial affairs of the Company, and has had sufficient access to management of the Company, before its decision to enter into this Amendment. UPC Holding acknowledges that, in connection with its entry into this Amendment and consummation of the transactions contemplated hereby, (i) UPC Holding has not relied on any representations or warranties of the Company, or any member, manager, officer, affiliate or representative of the Company, except for the representations or warranties of the Company set forth in Article III and (ii) UPC Holding has made an independent decision regarding the agreements set forth herein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to UPC Holding as of the Amendment Effective Date as follows:

Section 3.1            Organization, Power and Authority. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite limited liability company power and authority to execute and deliver this Amendment and to perform its obligations hereunder, and the execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary action.

Section 3.2            Authorization. The Company has all requisite limited liability company power and authority to execute and deliver this Amendment and to carry out the provisions of this Amendment. All limited liability company action on the part of the Company and its officers, managers and members necessary for the authorization, execution and delivery of this Amendment, and the performance of all obligations of the Company hereunder, has been taken. This Amendment has been duly and validly executed and delivered and constitutes, assuming this Amendment has been duly authorized, executed and delivered by the other party hereto, valid and legally binding obligations of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

Section 3.3            No Conflicts. The execution, delivery and performance by the Company of this Amendment and the transactions contemplated hereby will not (a) conflict with or result in, with or without the passage of time or giving of notice or both, any breach, default or loss of rights under, or acceleration of, or give rise to any right of termination, rescission, acceleration or modification under, any mortgage, indenture, contract, lease, agreement, charter document (including the LLC Agreement), instrument, judgment, decree, order, writ, statute, rule or regulation, license or permit or (b) result in the creation of any Liens upon any of the properties or assets of the Company.

Section 3.4            Litigation. There is no action, suit, claim, proceeding, investigation or other legal, administrative or arbitrational proceeding pending or, to the knowledge of the Company, threatened against the Company or its affiliates, or against any officer, manager or director of the Company or its affiliates nor, to the knowledge of the Company, has there occurred any event nor does there exist any condition on the basis of which any material litigation, proceeding or investigation might properly be instituted, in each case related to the transactions contemplated hereby. Neither the Company nor any of its affiliates is a party or subject to any order, writ, injunction, judgment or decree of any court or government agency or instrumentality relating to the transactions contemplated hereby.

Section 3.5            Acknowledgement. The Company acknowledges that it has made its own analysis of the fairness of the transactions contemplated hereby with respect to its decision to enter into this Amendment and to consummate the transactions contemplated hereby. The Company acknowledges that, in connection with its entry into this Amendment and consummation of the transactions contemplated hereby, (i) the Company has not relied on any representations or warranties of UPC Holding, or any member, manager, officer, affiliate or representative of UPC Holding, except for the representations or warranties of UPC Holding set forth in Article II and (ii) the Company has made an independent decision regarding the agreements set forth herein.

ARTICLE IV

SURVIVAL AND REMEDIES

Section 4.1            Survival. All representations and warranties contained in this Amendment shall survive the execution and delivery hereof.

Section 4.2            Remedies Cumulative. The remedies provided for in this Article IV shall be cumulative and shall not preclude assertion by the indemnified parties of any other rights or the seeking of any other remedies against the indemnifying parties.

ARTICLE V

MISCELLANEOUS

Section 5.1            Guaranty Acknowledgement. UPC Holding acknowledges and agrees that (i) it is party to that certain Guaranty Agreement, dated October 17, 2007, by and among D. E. Shaw MWP Acquisition Holdings, L.L.C., Madison Dearborn Capital Partners IV, L.P., and UPC Holding in favor of HSH Nordbank AG, New York Branch, as the same has been amended, modified, supplemented or waived from time to time (the “Prior Guaranty”), (ii) its execution and delivery of this Agreement shall, for all purposes of the Prior Guaranty, constitute its written consent to the amendment and restatement of the Prior Guaranty by that certain

Amended and Restated Guaranty, dated as of the date hereof, by and among D. E. Shaw MWP Acquisition Holdings, L.L.C., Madison Dearborn Capital Partners IV, L.P., and HSH Nordbank AG, New York Branch, (iii) its execution and delivery of this Agreement shall constitute its written agreement to the termination of that certain side letter, dated June 30, 2006, delivered by the Sponsors and UPC Holdings and accepted by HSH Nordbank AG, New York Branch, the Company and UPC Wind Acquisition, LLC, as amended by that certain Amendment to Members Letter, dated as of May 17, 2007 and as further amended from time to time, on the terms set forth in Section 2.01 (g) of the Omnibus Agreement and (iv) each of D.E. Shaw MWP Acquisition Holdings, L.L.C., Madison Dearborn Capital Partners IV, L.P., and HSH Nordbank AG, New York Branch is an express third-party beneficiary of this written consent, entitled to rely on it as if party hereto.

Section 5.2            Unit Redemption Agreement. All of the terms and conditions of the Unit Redemption Agreement, including the Non-Competition Agreement referred to herein, that are not expressly amended by this Amendment shall remain in full force and effect.

Section 5.3            Conversion of Ownership. UPC Holding covenants and agrees that upon request by the Company in connection with, and upon the closing of, a Qualified Public Offering (as defined in the LLC Agreement), UPC Holding will transfer all of its Units and other Membership Interests it may hold at the time of such request in the Company directly to Paul Gaynor and Tim Rosenzweig, pro rata to their membership interests in UPC Holding and at par value of such Units and Membership Interests.

Section 5.4            Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

Section 5.5            Counterparts. This Agreement may be executed in any number of counterparts (including facsimile counterparts), all of which together shall constitute a single instrument.

Section 5.6            Waiver and Release. The parties hereto covenant and agree that this Amendment is entered into to resolve any current or prior default by either party in connection with the payment of Contingent Payments pursuant to the Unit Redemption Agreement and such parties hereby release, discharge and covenant not to sue each other or their respective affiliates, members, managers, officers, subsidiaries or successors and each of their respective affiliates in respect to any matter relating to payment or non-payment of a Contingent Payment that has arisen in whole or in part prior to the date hereof.

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IN WITNESS WHEREOF, UPC Holdings and the Company have executed this Agreement as of the date first set forth above.

UPC WIND PARTNERS II, LLC

By:	/s/ Brian Caffyn
Name:
Title:

FIRST WIND HOLDINGS, LLC

By:	/s/ Paul Gaynor
Name:
Title:

AMENDMENT AGREEMENT TO

UNIT REDEMPTION AGREEMENT

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